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                                                                   EXHIBIT 10.45

UICI
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                                December 31, 2000




PERSONAL AND CONFIDENTIAL

Mr. William J. Gedwed
1430 Bentley Court
Southlake, TX 76092

Dear Bill:

         This letter is submitted to acknowledge the substance of our recent conversations concerning your transition as an Executive Vice President of UICI ("UICI" or the "Company") and your engagement as a consultant to The MEGA Life and Health Insurance Company ("MEGA"), pursuant to which MEGA will engage your services to serve as a consultant to MEGA from time to time as herein set forth. For purposes of this agreement, you are sometimes herein referred to herein as "Gedwed."

         You currently serve as Executive Vice President and a Director of UICI. You currently hold

                  (a) options ("Options") to purchase 6,640 shares of UICI Common Stock at an exercise price of $15.00 per share, of which Options to purchase 2,656 shares are currently vested and exercisable;

                  (b) Options to purchase 8,700 shares of UICI Common Stock at an exercise price of $26.35 per share, of which 1,740 Options are currently vested and exercisable;

                  (c) Options to purchase 49,950 shares of UICI Common Stock at an exercise price of $6.625 per share, none of which Options are currently vested and exercisable; and

                  (d) 6,740 restricted shares of UICI common stock granted with respect to 1999 performance and up to 10,000 restricted shares proposed to be granted with respect to 2000 performance ("Restricted Stock"), all of which shares of Restricted Stock are subject to forfeiture.

         In accordance with our recent conversations, you and UICI have mutually agreed to terminate your current relationship with UICI and its affiliates, and you have agreed, having gained considerable knowledge and experience relating to the business of UICI and its affiliates as a result of your prior affiliation with UICI as an officer, to assist MEGA and its affiliates as a consultant by providing certain advisory services to MEGA and its affiliates. Accordingly, UICI, MEGA and Gedwed hereby agree as follows:



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         1. SEPARATION.

                  1.1. At the close of business effective as of December 31, 2000 (the "Separation Date"), Gedwed agrees to resign as Executive Vice President of UICI. Gedwed shall be entitled to his regular compensation through December 31, 2000.

                  1.2. Notwithstanding the foregoing, Gedwed shall continue to serve as a director of UICI until his successor shall have been elected and duly qualified. Gedwed understands that the Company intends to place his name in nomination to serve an additional term as a director at the annual meeting of stockholders of UICI to be held in May 2001.

                  1.3. Effective February 1, 2001, Gedwed shall tender and UICI shall accept his resignation from each other executive offices committee and/or directorship of entities affiliated with UICI designated on Exhibit A attached hereto.

                  1.4. Notwithstanding the foregoing, for purposes of the Company's 1986 Amended and Restated Stock Option Plan, the Company's 1998 Stock Option Plan and the Options and the Restricted Stock, Gedwed shall be deemed to be an "employee" of the Company commencing on the Separation Date and for so long as he shall serve as a director of the Company, and his Options shall become exercisable in accordance with such plans and his shares of Restricted Stock shall become vested as if he were such an employee of the Company at all times during such period.

         2. ACKNOWLEDGEMENT OF CERTAiN OBLIGATIONS.

                  2.1. Nothing hereunder shall be deemed to affect, impair or diminish in any respect (i) any rights to which Gedwed may be entitled in his capacity as a director or officer of UICI or any "affiliate" of UICI (as such term is defined under regulations promulgated under the Securities Act of 1933, as amended) (each of UICI and its affiliates is herein sometimes referred to as a "UICI Company") to indemnification, advancement of expenses and/or reimbursement under Delaware law (or the corporate law of any other jurisdiction that may govern a UICI Company), any UICI Company's Certificate or Articles of Incorporation or bylaws, (ii) any rights Gedwed may have under that certain Indemnification Agreement, dated as of September 1, 1999, between UICI and Gedwed, (iii) any vested rights as of the Separation Date or entitlement Gedwed may have under the UICI Employee Stock Ownership Plan, or (iv) any other vested rights as of the Separation Date Gedwed may have under any employee plan or program in which Gedwed has participated in his capacity as an employee of any UICI Company.

                  2.2. Reference is made to that certain promissory note, dated June 15, 1999, payable from Gedwed to UICI in the aggregate principal amount of $203,154.57, which note matures in accordance with its terms on the earlier of May 26, 2005 or upon the occurrence of certain events as therein provided (the "Note"). The proceeds of the Note were used to finance the purchase of 8,700 shares of UICI Common Stock. Gedwed acknowledges and agrees that the Note remains in full force and effect and is enforceable in accordance with its terms.

         3. CONSULTING ARRANGEMENT. Effective upon the Separation Date, MEGA hereby engages Gedwed on an independent contractor basis as a consultant to MEGA, and Gedwed hereby accepts such engagement and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.


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                  3.1. Consulting Term. The term of engagement shall commence upon the Separation Date, and shall continue for a term ending on December 31, 2002, unless earlier terminated pursuant to Section 3.5 of this Agreement (the "Consulting Term").

                  3.2. Duties and Responsibilities. Gedwed's position shall be as a consultant to MEGA, in which capacity he agrees to consult with and assist senior management of MEGA in providing (a) assistance and consultation with respect to MEGA's insurance and insurance agency businesses, (b) advice with respect to insurance regulatory matters, and (c) assistance with respect to any other matters as requested from time to time by Greg Mutz, Glenn Reed and/or Phil Myhra. As part of his duties hereunder, Gedwed agrees to fully cooperate with MEGA in any and all internal or external investigations, subpoenas, requests for information, discovery requests, etc., and to make himself available upon the request of the Company to appear in any and all administrative or judicial proceedings with respect to activities or claims accruing prior to the Separation Date. Gedwed shall report to the assigning individual on a regular, periodic basis and keep such individual reasonably informed as to the status and progress of each assignment. MEGA acknowledges and agrees that the consulting relationship created hereby is not exclusive, and Gedwed may perform similar services for other clients so long as he is otherwise in compliance with Section 8.1 hereof.

                  3.3. Consulting Fee. For his services hereunder, MEGA agrees to pay to Gedwed the amount of $120,000 annually (or such lesser amount, as provided in Section 3.6), payable in equal monthly installments in the amount of $10,000, payable on the first day of each month, commencing February 1, 2001. In addition, MEGA will promptly reimburse Gedwed for all reasonable out-of-pocket expenses incurred by Gedwed in connection with his duties hereunder, and Gedwed agrees to submit to MEGA written evidence of all expenses incurred on a monthly basis. Monthly payments of consulting fees and expenses hereunder shall be made by mail to the address set forth below.

                  3.4. Taxes. Gedwed is an independent contractor hereunder and shall be responsible for payment of all federal and state taxes due on amounts paid hereunder and MEGA shall not withhold any amounts for federal, state or local income taxes or taxes or assessments that might be payable or be required to be withheld if Gedwed were an employee of MEGA. Gedwed shall indemnify MEGA for and hold MEGA harmless from and against any costs, damages or liabilities relating to any such taxes or assessments.

                  3.5. Termination of Consulting Arrangement. The consulting arrangement created hereby may be terminated prior to the end of the Consulting Term as follows:

                  (a) by MEGA at any time for "cause;"

                  (b) by MEGA at any time without cause, upon not less than 30 days' prior written notice to Gedwed; or

                  (c) upon the death of Gedwed.

         For purposes of this Agreement, termination for "cause" shall mean termination for reason of the failure of Gedwed to materially observe the provisions of Section 4, 7 or 8 of this Agreement or termination for reason of theft, proven dishonesty, gross misconduct, embezzlement, fraud,


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         conviction of a felony involving fraud, theft, bodily harm or damage to property (whether connected with the consulting relationship or not), or use of the facilities or premises of MEGA or a subsidiary for the conduct of unlawful or unauthorized activities or transactions.

                  3.6. Effect of Termination of Consulting Arrangement.

                  3.6.1. In the event the consulting arrangement provided herein is terminated by MEGA prior to the end of the Consulting Term as provided in Section 3.5(a), then in such event Gedwed shall be entitled only to such portion of the compensation set forth in Section 3.3 of this Agreement for the portion of the Consulting Term that he continued as a consultant hereunder. Upon termination pursuant to Section 3.5(a), Gedwed shall have 30 days to exercise all or any portion of Options otherwise vested on the date of termination.

                  3.6.2. In the event the consulting arrangement provided herein is terminated by MEGA as provided in Section 3.5(b) or as provided in Section 3.5(c), then in such event Gedwed shall be entitled to the balance of the compensation set forth in Section 3.3 of this Agreement, payable in monthly installments as provided in Section 3.3 hereof. Upon termination pursuant to Section 3.5(b), 50% of all Options which are otherwise unvested shall vest, and Gedwed shall thereafter have 30 days to exercise all vested Options held by him. Upon termination pursuant to
                           Section 3.5(c), 100% of all Options which are otherwise unvested shall vest, and the estate of, or other successor to, Gedwed shall thereafter have 60 days to exercise all vested Options held by such estate or successor.

                  3.7. Approval of Oklahoma Insurance Department. Notwithstanding anything in the foregoing to the contrary, the consulting arrangement contemplated hereby and the terms of this Agreement are expressly made subject to the approval of the Oklahoma Insurance Department, the receipt of which is a condition to the effectiveness hereof.

         4. CONFIDENTIALITY.

                  4.1. Confidential Information. Gedwed acknowledges that, by reason of his employment by UICI and its affiliates and of his engagement as a consultant to MEGA under this Agreement, he will or may have access to confidential and proprietary information of the Company, including, without limitation, client and customer lists, developments, information pertaining to services and products, improvements of new or existing services and products, know-how, specifications, profit and other financial figures, and other information treated as proprietary or confidential by MEGA which is not otherwise readily available from public or published sources. Gedwed agrees that he will maintain in confidence all such confidential or proprietary information and that he will not, for any reason, during his engagement by MEGA or thereafter, directly or indirectly, use for his benefit, or for any person, firm, corporation, partnership, joint venture or other entity whatsoever, or disclose to any person, firm, corporation, partnership, joint venture or other entity whatsoever, any confidential or proprietary information relating to the business or affairs of MEGA or any of MEGA's affiliates without the prior written authorization of MEGA. Notwithstanding the foregoing, nothing hereunder shall prohibit Gedwed from disclosing (i) information that has become generally available to the public other than as a result of disclosure by Gedwed or (ii) information required to be disclosed by applicable law or legal


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         process, provided that MEGA shall have been afforded reasonable notice in advance of such disclosure and had the opportunity to contest the scope of any legal request to require such disclosure.

                  4.2. Return of Materials. Upon termination of Gedwed's engagement as a consultant hereunder, for whatever reason, Gedwed agrees promptly to surrender to MEGA all notes, memoranda, customer lists, records, reports, computer programs and all other documents and material, and all copies thereof, whether prepared by Gedwed or others, which contain or relate to confidential or proprietary information of MEGA of which the Gedwed has obtained possession during the course of performing Gedwed's obligations hereunder.

         5. REPRESENTATIONS AND WARRANTIES.

                  5.1. Representation of Gedwed. Gedwed hereby represents and warrants to MEGA that he is not a party or otherwise subject to any employment or other agreement or subject to any duty or duties to another person or entity of which the subject matter hereof could be in violation.

                  5.2. Representation of MEGA. MEGA hereby represents and warrants to Gedwed that (a) neither it nor any affiliate of MEGA is a party or otherwise subject to any agreement or subject to any duty or duties to another person or entity of which the subject matter hereof could be in violation, and (b) this Agreement has been duly authorized, executed and delivered by MEGA.

         6. DISCLOSURE. Gedwed acknowledges that the principal terms of the arrangement contemplated by this Agreement may be subject to disclosure under the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Gedwed further acknowledges and understands that the terms of this Agreement constitute a "material transaction" with a "related party" in accordance with the policies and procedures respecting related party transactions adopted by the UICI Board of Directors and, as a result, this Agreement is subject to the approval by the Outside Disinterested Directors of UICI.

         7. NON-COMPETITION AGREEMENT.

                  7.1.Non-Competition. Gedwed acknowledges that he has and may through this consulting engagement develop significant skills in or knowledge of MEGA's insurance and other businesses, and that the future application and engagement of those skills and that knowledge by him are a valid concern of MEGA. Gedwed agrees that, until expiration or earlier termination of the Term in accordance with Section 3.5 hereof, he will not, directly or indirectly, for himself or others, or as owner, stockholder, partner, officer, director, employee, consultant, joint venturer, independent contractor, advisor, agent, or otherwise, without the prior written consent of MEGA:

                           (a) contact or seek to do business with any
                  competitor of MEGA with which he may have contact during his engagement hereunder, or who is known to him to be a competitor of MEGA, for the purpose of interfering with, diverting or acquiring any portion of the business of MEGA, or use the information, material or strategies generated or produced by MEGA for the benefit of such other competitor of MEGA; or

                           (b) directly or indirectly, or for or with any other
                  person, firm, corporation, partnership, joint venture or other entity whatsoever, knowingly solicit or endeavor to


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                  entice away from MEGA any person employed by MEGA, or with whom MEGA has a business relationship, in order to accept employment or establish an association with him, or any other person, firm, corporation, partnership, joint venture or entity whatsoever, and approach any such person for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other person, firm, corporation, partnership, joint venture or entity whatsoever.

                  7.2. Sole Remedy for Breach. MEGA acknowledges that its sole remedy for any breach of the foregoing restriction contained in this
         Section 7 shall be its right to terminate the consulting arrangement created hereby in accordance with Section 3.5.

         8. INDEMNIFICATION.

                  8.1. Indemnification by Gedwed. Gedwed hereby agrees to indemnify and hold MEGA harmless from and against any claim, cost, expense, damage, liability, loss or deficiency suffered or incurred by MEGA (including, without limitation, reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, proceeding or claim) arising out of or resulting from, and will pay MEGA on written demand the full amount of any sum which MEGA may pay or may become obligated to pay in respect of, (i) any material inaccuracy in any representation or the breach of any warranty made by Gedwed pursuant to this Agreement or (ii) any failure by Gedwed duly to perform or observe any term, provision, covenant, agreement or condition in this Agreement to be performed or observed by Gedwed.

                  8.2. Indemnification by MEGA. MEGA hereby agrees to indemnify and hold Gedwed harmless from and against any claim, cost, expense, damage, liability, loss or deficiency suffered or incurred by Gedwed (including, without limitation, reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, proceeding or claim) arising out of or resulting from, and will pay Gedwed on written demand the full amount of any sum which Gedwed may pay or may become obligated to pay in respect of, (i) any material inaccuracy in any representation or the breach of any warranty made by MEGA pursuant to this Agreement, (ii) any failure by MEGA duly to perform or observe in any material respect any term, provision, covenant, agreement or condition in this Agreement to be performed or observed by MEGA or
         (iii) any other such claim, cost, expense, damage, liability, loss or deficiency arising out of Gedwed's services to be provided to MEGA as a consultant hereunder (except, and only to the extent, that such other claim, cost, expense, damage, liability, loss or deficiency arises primarily from Gedwed's gross negligence, IT BEING EXPRESSLY UNDERSTOOD THAT THE INDEMNITY SET FORTH IN THIS CLAUSE (iii) INCLUDES MATTERS BASED ON GEDWED'S ORDINARY NEGLIGENCE).

         9. GENERAL PROVISIONS.

                  9.1. Survival. Notwithstanding the termination of the consulting arrangement hereby created upon or prior to expiration of the Consulting Term for any reason, the covenants contained in Sections 3, 4 and 7 hereof shall survive and remain in full force and effect.

                  9.2. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Gedwed, the Company and MEGA and their respective heirs, executors, administrators, successors and assigns.


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                  9.3. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding between the Company, MEGA and Gedwed relating to the termination of Gedwed's employment and the engagement of Gedwed by MEGA as a consultant and supersedes all prior agreements between the Company, MEGA and Gedwed relating to the subject matter hereof. This Agreement may not be amended, modified or supplemented in any respect except by a subsequent written agreement executed by the party affected thereby.

                  9.4. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail; return receipt requested, telex, telecopier, or air courier to the parties set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; at the time received if sent certified or registered mail; when answered back, if telexed; when receipt acknowledged, if telecopied; and the third business day after timely delivery to the courier, if sent by air courier.

                           If to the Company:

                           UICI
                           4001 McEwen Drive
                           Suite 200
                           Dallas, Texas 75244

                           Attn.: Mr. Gregory T. Mutz
                           Telephone: (972) 392-6798
                           Telecopy: (972) 392-6717

                           If to MEGA:

                           The MEGA Life and Health Insurance Company
                           C/o UICI
                           4001 McEwen Drive
                           Suite 200
                           Dallas, Texas 75244

                           Attn.: Mr. Glenn W. Reed
                           Telephone: (972) 392-6719
                           Telecopy: (972) 392-6717


                           If to Gedwed:

                           1430 Bentley Court
                           Southlake, TX 76092


                  9.5. Execution in Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.


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                  9.6. Titles and Headings. Titles and headings to sections
         herein are for purposes of reference only, and shall in no way limit, define, or otherwise affect the provisions herein.

                  9.7. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Each of Gedwed, the Company and each UICI Company hereby submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and of any Texas state court sitting in Dallas, Texas for the purposes of all legal proceedings arising out of or relating to the Agreement or the transactions contemplated hereby. Each of Gedwed, the Company and each UICI Company irrevocably waives, to the fullest extent permitted by law, any objection which any of such parties may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  9.8. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application.


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         Please acknowledge your agreement to the foregoing by signing and returning to the undersigned the enclosed copy of this letter.


                                            UICI


                                            By:
                                               ---------------------------------
                                            Name: Glenn W. Reed
                                            Its: Executive Vice President and
                                                   General Counsel

                                            The MEGA Life and Health Insurance
                                            Company


                                            By:
                                               ---------------------------------
                                            Name: Glenn W. Reed
                                            Its: Vice President


Agreed and acknowledged as of this 31st day of December 2000.


----------------------------------
        William J. Gedwed


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

                                                                       EXHIBIT A


         CORPORATION                                                 POSITION
         -----------                                                 --------
The Chesapeake Life Insurance Company                       Director, Chairman of the Board
                                                            Executive Committee
                                                            Investment/Finance Committee

The MEGA Life and Health Insurance                          Director, Chairman of the Board
  Company                                                   Executive Committee
                                                            Investment/Finance Committee

Mid-West National Life Insurance                            Director, Chairman of the Board
  Company of Tennessee                                      Executive Committee
                                                            Investment/Finance Committee

Fidelity First Insurance Company                            Director, Chairman of the Board
                                                            Executive Committee
                                                            Investment/Finance Committee

UICI Marketing, Inc.                                        Director, Chairman of the Board
                                                            and Chief Executive Officer

Benefit Administration for the Self                         Board of Managers
  Employed, L.L.C.

WinterBrook Holdings, Inc.                                  Director, Secretary

UICI Funding Corp. 2                                        Director

Impact Productions, Inc.                                    Director


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